UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Changes

On August 4, 2022, the board of directors (the “Board”) of XPO Logistics, Inc. (the “Company”) approved the promotion of Mario Harik to the position of chief executive officer of the Company, and his appointment as a member of the Board, effective as of the earlier of (i) the effective date of the planned spin-off of the Company’s tech-enabled brokerage platform (the “Spin-off”) or (ii) January 1, 2023 (such earlier date, the “Promotion Date”). Mr. Harik will succeed Brad Jacobs, who will become executive chairman of the Company effective as of the Promotion Date. Mr. Harik has been named president, North American less-than-truckload (“LTL”) effective immediately, after serving as acting president, North American LTL since October 2021. Mr. Harik will continue to serve as president, LTL and as the Company’s chief information officer until the Promotion Date.

Mario Harik, age 41, has served as XPO’s chief information officer since November 2011 and as acting president, LTL since October 2021. He additionally served as XPO’s chief customer officer from February 2021 to January 2022. Mr. Harik has led numerous technological developments for transportation and logistics industries, built comprehensive technology organizations, overseen the implementation of extensive proprietary platforms, and consulted to Fortune 100 companies. His prior positions include chief information officer and senior vice president of research and development with Oakleaf Waste Management; chief technology officer with Tallan, Inc.; co-founder of G3 Analyst, where he served as chief architect of web and voice applications; and solutions architect and consultant with Adea Solutions. Mr. Harik holds a master’s degree in engineering, information technology from Massachusetts Institute of Technology, and a degree in engineering – computer and communications from the American University of Beirut, Lebanon.

There are no arrangements or understandings between Mr. Harik and any other person pursuant to which Mr. Harik was appointed to serve as chief executive officer of the Company. There are no family relationships between Mr. Harik and any director or executive officer of the Company, and Mr. Harik has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

New Employment Agreement with Mr. Harik

The Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Harik, which will become effective upon the Promotion Date, except that the Promotion PSU Award (as defined below) described therein was granted in connection with the signing of the Employment Agreement.

Term. The Employment Agreement provides for a four-year term, commencing on the Promotion Date.

Position; Reporting. Under the Employment Agreement, Mr. Harik will serve as the Company’s chief executive officer, reporting to the Board. Additionally, effective as of the Promotion Date, Mr. Harik will be appointed to serve as a member of the Board.

Salary; Target Annual Bonus. The Employment Agreement provides that the annual base salary for Mr. Harik will be $850,000, and that the target annual bonus for Mr. Harik will be 200% of base salary.

If the Promotion Date occurs during fiscal year 2022, the fiscal year 2022 bonus opportunity (i) with respect to Mr. Harik’s position as chief information officer and president, LTL shall be prorated to reflect the period from January 1, 2022 until the Promotion Date and (ii) with respect to Mr. Harik’s position of chief executive officer will be prorated to reflect the period from the Promotion Date until December 31, 2022.

2023 Annual Long-Term Incentive Opportunity. Mr. Harik will be eligible to receive fiscal year 2023 annual long-term incentive awards from the Company with a total grant date value of $7,500,000, with 80% of the award opportunity (corresponding to a grant date value of $6,000,000) expected to be granted in the form of performance-based restricted stock units, and 20% of the award opportunity (corresponding to a grant date value of $1,500,000) expected to be granted in the form of time-based restricted stock units.

Grant of Promotion PSU Award. Mr. Harik was granted a promotion performance-based restricted stock unit award (the “Promotion PSU Award”) with a grant date of August 5, 2022 and a four-year performance period commencing on the grant date. In all cases, the vesting of the award is subject to the completion of the Spin-off no later than March 31, 2023. The target grant value of the Promotion PSU Award is $6,500,000. The performance goals are based on total shareholder return (“TSR”) of the shares of the Company over the performance period relative to the S&P Midcap 400 Index, with a multiplier based on the Company’s TSR over the performance period compared to the aggregate weighted TSR of certain pre-selected transportation peers. The maximum award opportunity is equal to 200% of the target number of shares subject to the Promotion PSU Award. Vesting of the Promotion PSU Award is also generally subject to Mr. Harik’s continued service through the fourth anniversary of the grant date, subject to certain exceptions in the event of a qualifying termination of employment, including following a change in control of the Company.

Termination Events. The Employment Agreement provides that the Company may terminate Mr. Harik’s employment during the term with or without cause and Mr. Harik may terminate his employment on 30 days prior written notice to the Company. The severance payments described below are subject to and conditioned upon Mr. Harik (i) signing an irrevocable waiver and general release in favor of the Company and (ii) complying with the restrictive covenants contained in the Employment Agreement.

Non-CIC Termination. In the event that the Company terminates Mr. Harik’s employment without cause either prior to a change in control of the Company or more than two years after a change of control of the Company occurs, Mr. Harik will be entitled to receive:

•	a cash payment equal to 24 months of base salary;
•	a pro rata target bonus for the year of termination; and
•	medical and dental coverage for a period of up to 12 months from the date of termination.

CIC Termination. In the event that the Company terminates Mr. Harik’s employment without cause or he resigns for good reason upon or within the two-year period following a change of control of the Company, Mr. Harik will receive:

•	2.99 times the sum of Mr. Harik’s annual base salary and target bonus;
•	a pro rata target bonus for the year of termination; and
•	medical and dental coverage for a period of 24 months from the date of termination.

In the event that any benefits due or amounts payable to Mr. Harik in connection with a change of control of the Company constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to Mr. Harik on a net after-tax basis. Mr. Harik is not entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.

Clawbacks. Under the Employment Agreement, in the event the Company terminates Mr. Harik’s employment for cause or if Mr. Harik violates the restrictive covenants in the Employment Agreement, Mr. Harik’s long-term incentive compensation and annual bonus payments are subject to certain forfeiture and clawback provisions. In addition, if Mr. Harik engages in fraud or willful misconduct that contributes materially to any financial restatement or material loss to the Company or any of its affiliates, then Mr. Harik’s long-term incentive compensation and annual bonus payments are subject to certain forfeiture and clawback provisions.

Restrictive Covenants. Under the Employment Agreement, Mr. Harik is subject to the following restrictive covenants: employee and customer non-solicitation covenants during his employment and for a period of two years thereafter; confidentiality and mutual non-disparagement covenants during his employment and thereafter; and non-competition covenants during his employment and for a period of three years thereafter, except that, other than following a change of control of the Company, the Company will have the right to extend the non-compete for an additional year as long as the Company pays Mr. Harik his base salary for the additional one-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2022	XPO LOGISTICS, INC.

	By:	/s/ Christopher J. Signorello
Christopher J. Signorello
Chief Compliance Officer and Deputy General Counsel